UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

December 16, 2010

EVCARCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-158293	26-3526039
(Commission File Number)	(IRS Employer Identification No.)

7703 Sand St Fort Worth, TX	76118
(Address of Principal Executive Offices)	(Zip Code)

817-595-0710

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

Effective December 16, 2010, the Board of Directors of EVCARCO, Inc. (the “Company”) appointed Mr. Mack Sanders, age 50, as chief executive officer.

Mr. Sanders has worked in various capacities in the automobile business for over 28 years.  For several months prior to his appointment as CEO, Mr. Sanders assisted the Company with sales and operations on contract basis. There are no family relationships between Mr. Sanders and any employee, officer or director of the Company.

Mr. Sanders will receive as base compensation an annual salary of $120,000, and will be entitled to incentive compensation based on the Company’s financial performance and operating results.  Additionally, Mr. Sanders will have an option to acquire two-and-a-half million shares of the Company’s common stock, in increments of five hundred thousand shares, at prices of $0.20, $0.40, $0.060, $0.80 and $1.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCARCO, INC.

Date: December 22, 2010	By:	/s/ Nikolay Frolov
Name: Nikolay Frolov
Title: CFO

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